SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into effective as of February 27, 2017, by and between Velocitas Partners LLC, a Delaware limited liability company (together with its successors and/or assigns, the “Lender”), ULURU INC., a Nevada corporation (the “Borrower”), Cardinia Acquisition Corp., a Delaware corporation (“Cardinia”) and ULURU Delaware Inc. (“ULULU DE”, and together with the Borrower and Cardinia, the “Borrower Entities”).

RECITALS:

           WHEREAS, Lender has made a loan to Borrower in the amount of Five Hundred Thousand and no/100 dollars ($500,000) (the “Initial Loan”) and has agreed to make a subsequent loan to Borrower in the amount of Five Hundred Thousand and no/100 dollars ($500,000) (the “Second Loan” and together with the Initial Loan, the “Loans” and each, a “Loan”)  pursuant to and subject to the terms and conditions set forth in the Note, Warrant and Preferred Stock Purchase Agreement date as the same date hereof among Borrower, Lender and certain purchasers identified therein (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and as evidenced by the Secured Convertible Promissory Note with respect to the Initial Loan issued by Borrower in favor of Lender dated of even date herewith in the principal amount of Five Hundred Thousand and no/100 dollars ($500,000) (the “Initial Note”) and the Secured Convertible Promissory Note with respect to the Second Loan issued by Borrower in favor of Lender dated of even date herewith in the principal amount of Five Hundred Thousand and no/100 dollars ($500,000) (the “Second Note” and together with the Initial Note, the “Notes” and each, a “Note”).  Capitalized terms used but not defined in this Security Agreement shall have the meanings given to such terms in the Notes.

WHEREAs, the proceeds of the Notes shall be made available to the Borrower Entities to support the ongoing business operations of the Borrower Entities.

WHEREAS, as a condition to making the Loans, Lender requires that the Borrower Entities grant to Lender a continuing security interest in all of each Borrower Entity’s personal property.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Lender and the Borrower Entities hereby agree as follows:

1. Security Interest.  To secure the Obligations (defined below), each Borrower Entity hereby grants to Lender a security interest in all of such Borrower Entity’s personal property, including, without limitation, all right, title and interest of such Borrower Entity, whether now owned or existing or hereafter acquired or arising, and wherever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC (as defined below) the following property of such Borrower Entity:

(a) all Accounts;

(b) all Contracts;

(c) all As-Extracted Collateral;

(d) all Chattel Paper;

(e) all Commercial Tort Claims;

(f) all Commodity Accounts;

(g) all Commodity Contracts;

(h) all Securities Accounts;

(i) all Deposit Accounts;

(j) all Money;

(k) all Documents;

(l) all Equipment;

(m) all Fixtures;

(n) all General Intangibles;

(o) all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(p) all Instruments;

(q) all Intellectual Property;

(r) all Inventory;

(s) all Investment Property;

(t) all Letter-of-Credit Rights;

(u) all Supporting Obligations;

(v) all Promissory Notes;

(w) all Software;

(x) all other personal property not otherwise described above;

(y) all books and records pertaining to the Collateral; and

(z) to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, and all accessions thereto and all collateral security and guarantees given by any person or entity with respect to any of the foregoing (collectively, the “Collateral”).

2. Obligations.  The security interest granted by this Security Agreement is given as security for all indebtedness and obligations owed by the Borrower Entities to Lender pursuant to the provisions of the Notes, including, without limitation, the following (collectively, the “Obligations”):

(a) payment of all amounts outstanding with respect to the Loans, with interest thereon, evidenced by the Notes;

(b) payment of all sums advanced by Lender to protect the Collateral, with interest at the Default Interest Rate;

(c) payment of all other sums, with interest thereon, that may hereafter be loaned to Borrower, or its successors or assigns, by Lender, or its successors or assigns when evidenced by a promissory note or notes reciting that they are secured by this Security Agreement;

(d) performance of every obligation of the Borrower Entities contained in this Security Agreement or the Notes; and

(e) all modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not, in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note.

3. Proceeds.  As used in this Security Agreement, the term “Proceeds” means all of Borrower’s proceeds (as such term is defined in the New York Uniform Commercial Code in effect from time to time, the “UCC”) including all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of any of the Collateral or any interest therein.

4. Filing.  Each Borrower Entity covenants that so long as any portion of the Obligations remain unpaid, such Borrower Entity will not file or authorize the filing of a financing statement or security agreement covering the Collateral to anyone other than Lender.  Each Borrower Entity authorizes Lender to prepare and file one or more financing statements or supplements thereto or other instruments as Lender may from time to time reasonably require to comply with the UCC or other applicable law to preserve, protect and enforce the security interest of Lender.  In addition, each Borrower Entity hereby authorizes Lender to file any change, financing statement or continuation statement in such form, with or without such Borrower Entity’s signature, and in such places as may be appropriate.  At any time upon the written request of Lender and at the sole expense of the Borrower Entities, each Borrower Entity will promptly execute and deliver any and all such further instruments and documents and take such further actions as Lender may reasonably deem necessary to obtain the full benefits of this Security Agreement and of the rights and powers granted herein, including, without limitation, the execution and filing of any financing or continuation statements under the UCC with respect to the security interest granted hereby and, if otherwise required hereunder, giving notice to any party of Lender’s security interest in the Collateral.

5. Covenants.  Each Borrower Entity hereby covenants to Lender as follows:

(a) Maintenance of Collateral. Such Borrower Entity will at all times: (i) keep in effect all licenses, permits and franchises required by law or contract relating to such Borrower Entity’s business (if applicable), property or the Collateral; (ii) defend such Borrower Entity’s ownership and possession of and Lender’s security interest in the Collateral; (iii) maintain insurance policies insuring the Collateral against loss or damage from such risks; (iv) pay when due all taxes, license fees and other charges upon the Collateral or upon such Borrower Entity’s business, property or the income therefrom; and (iv) not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement (provided that such Borrower Entity shall be permitted to sell inventory, or disposed of expired inventory, in the ordinary course of business).  Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release any Borrower Entity from any of its obligations hereunder.

(b) Change of Jurisdiction; Relocation. Without providing at least thirty (30) days’ prior written notice to Lender, such Borrower Entity will not change its jurisdiction of organization, name or its principal place of business.

(c) Limitation on Indebtedness.  Other than (1) accounts payable to vendors and similar obligations of such Borrower Entity incurred in the ordinary course of Borrower Entity’s business consistent with past practices (2) indebtedness and accounts payable outstanding on the date hereof, whether or not overdue, and (3) the Notes, such Borrower Entity shall not, without the prior written consent of the Lender, create or issue any promissory notes or incur any other Indebtedness.

(d) Limitation on Liens on Collateral.  Such Borrower Entity shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance (“Lien”) on the Collateral, except (i) the Lien granted to the Lender under this Security Agreement; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, subject to sufficient reserves; (iii) leases or subleases and licenses or sublicenses granted to others in the ordinary course of such the Borrower Entities’ business if such are not otherwise prohibited under this Security Agreement and do not interfere in any material respect with the business of the Borrower Entities; (iv) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the Borrower Entities’ business; (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (vi) Liens in favor of a depository bank or a securities intermediary pursuant to such  depository bank’s or securities intermediary’s customary customer account agreement or by statute; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such depository bank or securities intermediary.

(e) Defense of Intellectual Property. Such Borrower Entity shall use commercially reasonable efforts (taking into account the financial resources of the Borrowers) to protect, defend and maintain the validity and enforceability of its Copyrights, Patents and Trademarks material to the Borrower Entities’ business.

(f) Financial Statements. Such Borrower Entity shall make available to Lender quarterly and annual financial reports with respect to the Borrower Entities on a consolidated basis through the EDGAR filing system of the Securities and Exchange Commission.

(g) Tax Returns. Within thirty (30) days after filing the same, such Borrower Entity shall deliver to Lender a copy of the Federal income tax returns of each Borrower Entity (or the return of the applicable Person into which the Federal income tax return of Borrower and each Borrower Entity is consolidated) certified on its behalf by its chief financial officer (or similar position) to be true and correct.

(h) Dissolution. No Borrower Entity nor any of its subsidiaries shall (i) engage in any Bankruptcy Event or any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) transfer, license, lease or sell, in one transaction or any combination of transactions, or all or substantially all of the properties or assets of such Borrower Entity, or (iii) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction.

(i) Restrictions on Distributions. Such Borrower Entity will not, and will not permit any of its subsidiaries to, pay any dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or other equity securities, or any option, warrant or other right to acquire such capital stock or other equity securities, or purchase, redeem or otherwise acquire any of its outstanding capital stock or other equity securities, or any option, warrant or other right to acquire such capital stock or other equity securities, other than (i) repurchases of outstanding equity securities from employees, directors and consultants upon the termination of such employee’s, director’s or consultant’s employment or engagement by the Borrower at a repurchase price equal to the fair market value of such equity securities on the date of purchase, pursuant to agreements entered in connection with the grant of such equity securities, (ii) any such dividend or distribution by a subsidiary of such Borrower Entity to another Borrower Entity or any wholly-owned subsidiary of a Borrower Entity, (iii) any stock dividends, combinations, splits, recapitalizations and the like to the extent that such dividends or distributions are made solely in the form of additional shares of capital stock of the Borrower.

(j) Restriction on Investments. Unless otherwise consented to in writing by the Lender (which consent shall not be unreasonably withheld or delayed), such Borrower Entity will not, and will not permit any of its subsidiaries to, acquire any equity securities or make any loans or advances to any other person or entity.

(k) Restrictive Agreements. Such Borrower Entity will not, and will not permit any other Borrower Entity or any of their respective subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Borrower Entity or any of their respective subsidiaries to make or repay loans or advances to the Borrower; provided, that the foregoing shall not apply to restrictions and conditions imposed by applicable law, regulation or order of any governmental authority.

(l) Transactions with Affiliates. Unless otherwise consented to in writing by the Purchaser (which consent shall not be unreasonably withheld or delayed) and except for transactions exclusively among the Borrower Entities or the Borrower Entities and any Affiliate of the Lender, such Borrower Entity will not, and will not permit any other Borrower Entity or any of their respective subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (i) the Borrower Entities may pay dividends to all of the holders of the Common Stock; (ii) securities may be issued and other payments, awards or grants (in cash, securities or otherwise) may be made pursuant to, or with respect to the funding of, employment arrangements, stock or share options and stock or share ownership plans for the benefit of employees approved by the board of directors of the Borrower, and (iii) reasonable fees and compensation may be paid to, and reasonable indemnities may be provided on behalf of, officers, directors and employees of the Borrower Entities, as determined by the board of directors of the Borrower in good faith.

(m) Business of the Borrower Entities. Such Borrower Entity will not, and will not permit any other Borrower Entity or any of their respective subsidiaries to, engage at any time in any business or business activity other than the business currently conducted by the Borrower Entities and similar, related, ancillary or complementary businesses.

(n) Further Assurances.  At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower Entities, such Borrower Entity shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the may reasonably be necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby as well as any other filings requested by the Lender at either of the United States Patent and Trademark Office or the United States Copyright Office, (b) at the Lender’s reasonable request, placing the interest of the Lender as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by such Borrower Entity which is covered by a certificate of title (or similar evidence of ownership), (c) at the Lender’s request, executing and delivering and using commercially reasonable efforts to cause the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to any Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which such Borrower Entity has any right or interest and (d) at the Lender’s reasonable request, using commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located.  Such Borrower Entity also hereby authorizes the Lender to file any such financing or continuation statement without the signature of such Borrower Entity.

6. Representations and Warranties. Each Borrower Entity represents and warrants for the benefit of Lender that:

(a) Such Borrower Entity is the sole holder and owner, beneficially and as of record, of the Collateral pledged by such Borrower Entity and, as of the date hereof, has not granted, pledged, transferred, hypothecated, created, assigned or otherwise created any rights in such Collateral to any person other than Lender;

(b) the execution of this Security Agreement by such Borrower Entity will not violate or conflict with (i) any legal requirement affecting such Borrower Entity or any of its properties, including the Collateral, or (ii) any agreement by which such Borrower Entity or the Collateral is bound or to which it is a party and will not result in or require the creation (except as provided in or contemplated by this Security Agreement) of any lien upon any of such properties;

(c) this Security Agreement has been validly executed and delivered by such Borrower Entity and is the legal, valid and binding obligation of such Borrower Entity, enforceable against such Borrower Entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles;

(d) no effective (i) security agreement, (ii) financing statement or (iii) equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Borrower Entity in favor of the Lender pursuant to this Security Agreement or filed by the owner of personal property with respect to personal property leased by one or more Borrower Entities;

(e) this Security Agreement creates a legal and valid security interest on and in all of the Collateral in which such Borrower Entity now has rights;

(f) except as disclosed in the Disclosure Letter (as defined in the Purchase Agreement), there is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of such Borrower Entity) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”) pending or, to the knowledge of such Borrower Entity, threatened against or affecting such Borrower Entity or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Collateral) or condition (financial or otherwise) of such Borrower Entity or would materially and adversely affect such Borrower Entity’s ability to perform its obligations under the Note or this Security Agreement;  and

(g) no Event of Default, and no event which, with the giving of notice or passage of time or both, would constitute an Event of Default under the Note has occurred.

7. Rights and Obligations of the Lender.

(a) The Lender shall not have any obligation or liability under any such Contract, Chattel Paper, Document or Instrument by reason of or arising out of this Security Agreement or the granting to the Lender of a lien therein or the receipt by the Lender of any payment relating to any such Contract, Chattel Paper, Document or Instrument pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of any Borrower Entity under or pursuant to any such Contract, Chattel Paper, Document or Instrument, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, Chattel Paper, Document or Instrument, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Subject to Section 7(c) below, each Borrower Entity hereby irrevocably constitutes and appoints the Lender, and any officer or agent of the Lender, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of such Borrower Entity and in the name of such Borrower Entity or in its own name, from time to time at the Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, but subject to Section 7(c) below, hereby gives the Lender the power and right, on behalf of such Borrower Entity, without notice to or assent by such Borrower Entity to do, at the Secured Party’s option and the Borrower Parties’ expense, at any time, or from time to time, all acts and things which the Lender may reasonably deem necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as such Borrower Entity might do.

(c) The Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Lender pursuant to this Section 7.  Each Borrower Party hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Obligations are completely and indefeasibly paid and performed in full and the Lender no longer have any commitment to make any Loans to the Borrower.

(d) If the Borrower Entities fail to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the Loans, shall be payable by the Borrower Entities to the Lender within ten (10) business days of written demand and shall constitute Obligations secured hereby.

(e) Lender shall not intentionally authorize or effect any transactions, occurrence, act or omission by any Borrower Entity that constitute an Event of Default or breach of the covenants of any Borrower Entity hereunder. The Lender acknowledges that the officers of the Company are obligated, in such capacities, to act in the best interests of the Company at all times.  The foregoing shall not restrict Lender from exercising its rights and remedies under this Agreement, including in connection with an Event of Default.

8. Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (a) Borrower fails to pay any portion of the Obligations when due; (b) any statement, representation or warranty of any Borrower Entity in this Security Agreement, the Purchase Agreement or the Note is untrue in any material respect when made; or (c) an Event of Default occurs under the Note.  Waiver of any default will not constitute a waiver of any other or subsequent default hereunder. Each Borrower Entity hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

9. Remedies.

(a) If an Event of Default exists, then Lender may (a) accelerate the payment of all amounts due under the Notes, (b) exercise any collection rights with respect to any of the Collateral, (c) take possession of, sell or dispose of, or otherwise deal with such Collateral as permitted by the UCC, or (d) exercise or enforce any right or remedy that may be available to Lender with respect to such Collateral upon default, whether existing under the Notes, this Security Agreement, at law or in equity.

(b) Without limiting the generality of the foregoing, each Borrower Entity expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Borrower Entity or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at the Borrower Entities’ offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk.

(c) Upon the occurrence and during the continuance of any Event of Default, at the request of the Lender, the Borrower Entities shall deliver all original and other documents evidencing and relating to the Collateral.  The Lender may at any time, upon the occurrence and during the continuance of any Event of Default, notify Account Debtors of the Borrower Entities, parties to the Contracts of the Borrower Entities, and obligors in respect of Instruments of the Borrower Entities and obligors in respect of Chattel Paper of the Borrower Entities that the Accounts and the right, title and interest of the Borrower Entities in and under such Contracts, Instruments and Chattel Paper have been assigned to the Lender and that payments shall be made directly to the Lender.  Upon the occurrence and during the continuance of any Event of Default, upon the request of the Lender, the Borrower Entities shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper.  Upon the occurrence and during the continuance of any Event of Default, the Lender may communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Lender’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

10. Application of Proceeds of Collateral.  In the event of the repossession, sale, collection or other disposition of any of the Collateral pursuant to the terms of this Security Agreement, the proceeds thereof shall be applied as follows:

(a) First, to satisfaction of any reasonable costs and expenses, including attorneys’ fees, incurred in pursuing the enforcement action; and

(b) Second, to satisfaction of the Obligations; and

(c) Third, to the extent there is a remainder after satisfaction of the Obligation, to the Borrower.

11. Termination. This Security Agreement shall terminate and the Collateral shall be released from the lien of Lender at such time as the Obligations to Lender have been indefeasibly satisfied in full.  Upon the termination of the Security Agreement, the Borrower Entities shall be permitted termination statements with respect to any existing UCC filings.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower Entity for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower Entity’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12. Indemnification.  Without limitation of any other obligation or liability of any Borrower Entity or right or remedy of the Lender contained herein, each Borrower Entity, hereby covenants and agrees to jointly and severally indemnify and hold the Lender, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Lender, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder’s or broker’s fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, including any breach of this Security Agreement, the Notes or the Purchase Agreement by the Borrower Entities, other than any such claims which are the result of the gross negligence or willful misconduct of such indemnified party as determined by final judgment of a court of competent jurisdiction.  Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against any Borrower Entity hereunder, such indemnified party shall notify the Borrower in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder.  The Borrower shall have the right, at its option upon notice to the indemnified parties, to defend any such matter at its own expense and with its own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties.  The indemnified party shall cooperate with the Borrower in the defense of such matter.  The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense.  In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrower, (b) the Borrower has failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrower Entities, then no Borrower Entity shall have the right to assume the defense of such matter with respect to such indemnified party.  No Borrower Entity or indemnified party shall compromise or settle any such matter against an indemnified party without the written consent of the indemnified party or the Borrower Entities, as applicable, which consent may not be unreasonably withheld or delayed.

13. General.

(a) Notices. All notices or other communications required or permitted to be given by Lender and the Borrower Entities pursuant to the provisions of this Security Agreement shall be delivered as required by the Purchase Agreement.

(b) Assignment; Binding Upon Successors and Assigns. No Borrower Entity may assign any of its obligations hereunder without the prior written consent of Lender.  The terms and conditions of this Security Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to the Lender hereunder.

(c) Entire Agreement.  This Security Agreement, the Notes and the other Loan Documents set forth the entire agreement between the Borrower Entities and Lender with respect to all matters herein, and supersede all prior and contemporaneous security agreements, representations and understandings of the parties, written or oral.  No supplement, amendment or modification of this Security Agreement shall be binding unless executed in writing by Borrower and Lender.

(d) No Waiver.  Subject to the provisions of this Security Agreement requiring the consent of Lender, no waiver of any of the provisions of this Security Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the Borrower Entities and Lender.

(e) Governing Law; Arbitration.  This Security Agreement, and all claims or causes of action (whether in contract or otherwise) that may be based upon, arise out of, or relate to this Security Agreement or the negotiation, execution, or performance of this Security Agreement (including any claim or cause or action based upon, arising out of, or related to any representation or warranty made in or in connection with this Security Agreement or as an inducement to this Security Agreement), shall be governed by the internal laws of the State of New York.  Any issue, controversy, or claim arising out of or related to this Security Agreement or any related documents hereto that cannot be resolved by mutual agreement shall be settled or resolved by binding arbitration in New York, New York pursuant to the Federal Arbitration Act and in accordance with the Commercial Arbitration Rules of the American Arbitration Association now or hereafter in effect. The parties to the dispute shall unanimously select the arbitrator. In the event the parties to the dispute are unable to unanimously select an arbitrator within ten (10) business days of a meeting called to appoint an arbitrator, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The arbitrator shall have the right to award individual relief which the arbitrator deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Security Agreement. The award and decision of the arbitrator shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. IN AGREEING TO THE METHOD OF DISPUTE RESOLUTION SET FORTH IN THIS ARBITRATION CLAUSE, THE PARTIES SPECIFICALLY ACKNOWLEDGE THAT EACH PREFERS TO RESOLVE DISPUTES BY ARBITRATION RATHER THAN THROUGH THE FORMAL COURT PROCESS. FURTHER, EACH OF THEM UNDERSTANDS THAT BY AGREEING TO ARBITRATION EACH OF THEM IS WAIVING THE RIGHT TO RESOLVE DISPUTES ARISING OR RELATING TO THIS SECURITY AGREEMENT IN COURT BY A JUDGE OR JURY, THE RIGHT TO A JURY TRIAL, THE RIGHT TO DISCOVERY AVAILABLE UNDER THE APPLICABLE RULES OF CIVIL PROCEDURE, THE RIGHT TO FINDINGS OF FACT BASED ON THE EVIDENCE, AND THE RIGHT TO ENFORCE THE LAW APPLICABLE TO ANY CASE ARISING OR RELATING TO THIS SECURITY AGREEMENT BY WAY OF APPEAL, EXCEPT AS ALLOWED UNDER THE FEDERAL ARBITRATION ACT. EACH OF THEM ALSO ACKNOWLEDGES THAT EACH HAS HAD AN OPPORTUNITY TO CONSIDER AND STUDY THIS ARBITRATION PROVISION, TO CONSULT WITH COUNSEL, TO SUGGEST MODIFICATION OR CHANGES, AND, IF REQUESTED, HAS RECEIVED AND REVIEWED A COPY OF THE FEDERAL ARBITRATION ACT AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

(f) Severability of Provisions.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

LENDER	VELOCITAS PARTNERS LLC a Delaware limited liability company /s/ Vaidehi Ashok Shah By:Vaidehi Ashok Shah Its: Managing Member
BORROWER ENTITIES
ULURU INC.
a Nevada corporation

/s/ Terrance K. Wallberg
By:Terrance K. Wallberg
Its:Vice President / CFO

CARDINIA ACQUISITION CORP.
a Delaware corporation

/s/ Terrance K. Wallberg
By:Terrance K. Wallberg
Its: President

ULURU DELAWARE INC.
a Delaware corporation

/s/ Terrance K. Wallberg
By:Terrance K. Wallberg
Its: President